EXHIBIT 3.86

UNITED STATES OF AMERICA

State Of Louisiana

Tom Schedler

SECRETARY OF STATE

As Secretary of State of the State of Louisiana I do hereby Certify that the attached document(s) of

CASH MAGIC VIVIAN, LLC

are true and correct and are filed in the Louisiana Secretary of State’s Office.

36259161K ORIGF 8/29/2006 2 page(s)

36015549 1308 1/29/2008 2 page(s)

36928221 NMCHG 12/29/2008 2 page(s)

40280993 10 AR 8/18/2010 1 page(s)

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

STATE OF LOUISIANA

UNION. JUSTICE. CONFIDENCE

SECRETARY OF STATE

January 7, 2011

CB 36259161K

Certificate ID: 10130322#WYB42

To validate this certificate, visit the following

web site, go to Commercial Division,

Certificate Validation, then follow the

instructions displayed.

www.sos.louisiana.gov

Page 1 of 1 on 1/7/2011 11:19:10 AM

Al Ater Secretary of State

STATE OF LOUISIANA

UNION. JUSTICE. CONFIDENCE

SECRETARY OF STATE

ARTICLES OF ORGANIZATION

(R.S. 12:1301)

Domestic Limited Liability Company

Enclose $75.00 filing fee Make remittance payable to Secretary of State Do not send cash

Return to: Commercial Division P. 0. Box 94125 Baton Rouge, LA 70804-9125 Phone (225) 925-4704 Web Site: www.sos.louisiana.gov

STATE OF Ohio Check one: (X) Business ( ) Nonprofit

PARISH/COUNTY OF Cuyahoga

1. The name of this limited liability company is: Jalou Vivian, LLC

2.	This company is formed for the purpose of: (check one)
(x)	Engaging in any lawful activity for which limited liability companies may be formed.

( )

(use for limiting activity)

3.The duration of this limited liability company is : (may be perpetual) perpetual

4.Other provisions:

On this 29th day of August, 2006, before me, personally appeared

Stanley R. Gorom III, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he/she executed it as his/her free act and deed. NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

AMY CAHILL

/s/AMY CAHILL

Notary Signature

Notary Public State of Ohio

My Commission Expires Oct. 21, 2006

Recorded in Lake County

LA037 - 10/05/05 CT System Online

Signatures.

/s/Stanley R. Gorom III, Esq.,

Stanley R. Gorom III, Esq., authorized representative

(See Instructions on back)

Al Ater Secretary of State

STATE OF LOUISIANA

LIMITED LIABILITY COMPANY INITIAL REPORT (R.S. 12:1305 (E))

1. The name of this limited liability company is: Jalou Vivian, LLC

2.	The location and municipal address, not a post office box only, of this limited liability company’s registered office:
718	S. Buchanan, Suite C, Lafayette, Louisiana 70501

3. The full name and municipal address, not a post office box only, of each of this limited liability company’s registered agent(s) is/are:

C T Corporation System, 8550 United Plaza Boulevard, Baton Rouge, Louisiana 70809

4. The names and municipal addresses, not a post office box only, of the first managers, or the members:

Gameco Holdings, Inc., Sole Member, 718 S. Buchanan, Suite C, Lafayette, Louisiana 70501

To be signed by each person who signed the articles of organization:

/s/ Stanley R. Gorom III, Esq.,

Stanley R. Gorom III, Esq., authorized representative

AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

Registered agent(s) signature(s):

/s/ Diane Stout

Diane Stout, Asst. Secretary

Sworn to and subscribed before me, the undersigned Notary Public, on this date: 8-29-06

NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY#

/s/ RITA R. PALMER

Notary Signature

RITA R. PALMER

NOTARY PUBLIC • STATE OF OHIO Recorded in Lorain County

My commission expires Aug. 8, 2010

(see Instructions on back)

NOTICE OF NEW ADDRESS OF REGISTERED

AGENT FOR SERVICE OF PROCESS

Notice is hereby given pursuant to Louisiana R.S. Title 12:104; 308; 236;1308; 1350 and 9:3432; 9:3422; 9:3401 of the new address of C T Corporation System in the State of Louisiana where process may be served for the domestic and foreign profit corporations, non profit corporations, limited liability companies and limited partnerships represented by C T Corporation System as shown on the records of the Secretary of State.

The agent for service of process, C T Corporation System, was formerly located at: 8550 United Plaza Blvd., Baton Rouge, Louisiana 70809. The new address for the said agent for service of process is: 5615 Corporate Blvd, Suite 400B, Baton Rouge, Louisiana 70808.

Please record the change of registered address for the entities shown on the record of the Secretary of State as being represented by C T Corporation System, as the registered agent. The list of entities is attached to this notice. These entities may now be served at the new address of the agent for service of process as set forth above as of the date of this document is received and filed with the Secretary of State of Louisiana.

I, Kenneth Uva, Vice President of C T Corporation System, hereby declare the contents of this Notice true to the best of my knowledge and belief as of this 28th day of January, 2008.

C T CORPORATION SYSTEM

/s/ Kenneth Uva
Kenneth Uva, Vice President

Sworn to and subscribed before me, the undersigned Notary Public on this date: January 28, 2008.

/s/ Laurel Jean Wellington
Notary Public

LAUREL JEAN WELLINGTON Notary Public, State of New York No 01WE6035039 Qualified in Kings County Certificate Filed in New York County Commission Expires Dec. 20, 2009

JAY DARDENNE SECRETARY OF STATE	STATE OF LOUISIANA SECRETARY OF STATE	COMMERCIAL DIVISION Uniform Commercial Code 225.925.4704 Fax 225.922.0452 Administrative Services 225.925.4704 Fax 225.925.4726 Corporations 225.925.4704 Fax 225.922-0435

This letter serves as certification that on or about January 29, 2008, our office created a list of the companies for which C T Corporation System serves as registered agent. As per the instructions on the previous page, referred to as Amendment 36015549, we have taken appropriate action to change this registered agent address for all of the clients of C T Corporation System.

Sincerely,

/s/ Carla Bonaventure
Carla Bonaventure
Commercial Division Administrator

STATE OF LOUISIANA

PARISH OF LAFAYETTE

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

JALOU VIVIAN, LLC

(a Louisiana limited liability company)

Pursuant to Louisiana R.S. 12:1309 et seq., the undersigned hereby amends its Articles of Organization and for that purpose submits the following Articles of Amendment:

1.	The name of the limited liability company is Jalou Vivian, LLC (the “Company”).

2.	The Articles of Organization of the Company is amended as follows:

Article 1 of the Articles of Organization is amended and restated in its entirety to provide as follows:

“1. The name of this limited liability company is Cash Magic Vivian, LLC.”

3.	The date and manner of adoption of these Articles of Amendment are through a Joint Action by Sole Member and Managers Without Meeting dated as of December 24, 2008.

Dated at Lafayette, Louisiana on the 24 day of December, 2008.

JALOU VIVIAN, LLC

By:	/s/ Reid M. Smith
Reid M. Smith, Executive Vice President, Secretary, Treasurer and Manager

CLE - 1104864.3

STATE OF LOUISIANA

PARISH OF LAFAYETTE

BEFORE ME, a Notary Public in and for said Parish and State, personally appeared Jalou Vivian, LLC, a Louisiana limited liability company, by Reid M. Smith, its Executive Vice President, Secretary, Treasurer and Manager, who executed the foregoing Articles of Amendment in the capacity therein set forth and confirmed that the same is the free act and deed of Jalou Vivian, LLC and his free act and deed as such representative.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, this 24 day of December, 2008.

/s/ Whitney S. Romero
Notary Public

Notary Name/Number

CLE - 1104864.3

JAY DARDENNE
Secretary of State

LIMITED LIABILITY COMPANY ANNUAL REPORT

For Period Ending
8/29/2010

36259161K

2010

Mailing Address Only (INDICATE CHANGES TO THIS ADDRESS IN THIS BOX)

36259161 K 1
CASH MAGIC VIVIAN, LLC

718 S. BUCHANAN
SUITE C
LAFAYETTE, LA 70501

(INDICATE CHANGES TO THIS ADDRESS IN THIS BOX)
Registered Office Address in Louisiana
(Do not use P. O. Box)
718 S. BUCHANAN
SUITE C
LAFAYETTE, LA 70501

Federal Tax ID Number

Our records indicate the following registered agents for the company. Indicate any changes or deletions below. All agents must have a Louisiana address. Do not use a P. O. Box. **A**
NEW REGISTERED AGENT REQUIRES A NOTARIZED SIGNATURE.

C T CORPORATION SYSTEM
5615 CORPORATE BLVD., STE. 400B BATON ROUGE, LA 70808

I hereby accept the appointment of registered agent(s).

New Registered Agent Signature

Sworn to and subscribed before me on
NOTARY NAME MUST BE TYPED OR PRINTED WITH NOTARY #

Notary Signature **Date**

This report reflects a maximum of three members/managers for the company. Indicate any changes or deletions below. Include a listing of all names and addresses. Do not use a P. O. Box. If additional space is needed attach an addendum. ***Officer titles, such as president or secretary are not acceptable.***

GAMECO HOLDINGS, INC. — Member
718 S. BUCHANAN SUITE C LAFAYETTE, LA 70501

SIGN →	To be signed by a manager, member, or agent: [signature]	Title: VP of LA Operations	Phone: 337-233-7288	Date: 8/16/10
	Signee's address: 718 S Buchanan, Suite C Lafayette, LA 70501	Email Address: Squidro2@bhwk.com		(For Office Use Only)

Enclose filing fee of $25.00

Make remittance payable to Secretary of State
Do Not Send Cash
Do Not Staple

web site: www.sos.louisiana.gov

DO NOT STAPLE

Return by: 8/29/2010

To: **Commercial Division**
P. O. Box 94125
Baton Rouge, LA 70804-9125
Phone (225) 925-4704

1

ALL UNSIGNED REPORTS WILL BE RETURNED